UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 30, 2008

Municipal Mortgage & Equity, LLC
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-11981	52-1449733
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

621 E Pratt Street, Suite 300, Baltimore, Maryland		21202
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(443) 263-2900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On April 30, 2008, MMA Mortgage Investment Corporation, a wholly-owned subsidiary of the registrant, entered into an Eighth Amendment dated as of April 30, 2008 to that certain Amended and Restated Credit Agreement, dated as of November 16, 2005 and as subsequently amended, between MMA Mortgage Investment Corporation and U.S. Bank National Association. Among other things, this amendment:

• extends the ability of MMA Mortgage Investment Corporation to request advances under the agreement beyond the agreement's April 30, 2008 termination date, subject to the other changes made by the amendment;

• converts the agreement to a wholly discretionary facility, so that U.S. Bank may decide in its sole discretion whether to make any advance requested by MMA Mortgage Investment Corporation from time to time under the agreement, and which advances will be payable upon demand by U.S. Bank;

• discontinues the availability of advances for the purpose of acquiring investments to be pledged to Fannie Mae to satisfy requirements of Fannie Mae under its Delegated Underwriter and Servicer Program, and makes all such existing advances due on or before May 22, 2008; and

• waives any default or event of default arising from the failure to provide MMA Mortgage Investment Corporation's 2006 audited financial statements, provided that such financial statements are provided on or before June 30, 2008.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Eighth Amendment dated as of April 30, 2008 to that certain Amended and Restated Credit Agreement, dated as of November 16, 2005 and as subsequently amended, between MMA Mortgage Investment Corporation and U.S. Bank National Association

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Municipal Mortgage & Equity, LLC

May 5, 2008	By:	/s/ Michael L. Falcone

Name: Michael L. Falcone
Title: President and CEO

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Exhibit Index

Exhibit No.	Description

10.01	Eighth Amendment dated as of April 30, 2008 to that certain Amended and Restated Credit Agreement, dated as of November 16, 2005 and as subsequently amended, between MMA Mortgage Investment Corporation and U.S. Bank National Association